Faces 4.0 Production agreement between CogniScience and IQ Biometrix
                                - 1 -
THIS AGREEMENT made the ______ day of _________________, 2002.


BETWEEN:
                                  IQ BIOMETRIX
     a corporation incorporated under and pursuant to the laws of California
                       (hereinafter called "IQ Biometrix")

                                       AND

                          ENTREPRISES COGNISCIENCE INC.
       a corporation incorporated under and pursuant to the laws of Quebec
                      (hereinafter called the "Contractor")


WHEREAS IQ Biometrix desires the Contractor to provide and the Contractor has agreed to provide, in English, on the terms and conditions set out below, the version 4.0 of Faces, (hereinafter called the "Production");

AND WHEREAS the Contractor has submitted a proposal for the Production, which is attached to this Agreement as Schedule "A";

THE PARTIES THEREFORE AGREE AS FOLLOWS::

1.       DEFINITIONS

(1)      In this Agreement,
(a) "Content" means all literary, artistic and/or other material defined as and including: intellectual property developed or to be developed or licensed by the Contractor or IQ Biometrics and other parties, through sub-contracts, pursuant to the Agreement. This may include, but is not limited to, product design and user interfaces, program/software source code, proprietary content, quality assurance, and program code as specifically described in Schedule "A" attached hereto and forming part of this Agreement;
(b)      "Information"  means Personal  Information and any  information related to IQ Biometrix which is received or obtained in the course of carrying out this Agreement;
(c)      "Production"  means the services performed and processes  undertaken by each party toward the management and development of the Product, including but not limited to technical knowledge and expertise for carrying out the
                         following   related  services:   editorial,   computer
                         programming, technical use of proprietary authoring applications, artistic rendering and graphics,
                         multimedia  production,   copyright  clearances,
                         authoring, content rights management, licensing, validation, review, quality assurance, and other related services as specifically described in Schedule "A" attached hereto and forming part of this Agreement.


2.       CONTRACTOR'S WORK

(1) The Contractor shall commence work on this Production immediately upon execution of the Agreement and reception of first payment.

(2) The Contractor agrees to research, develop and produce the Production to the best of the Contractor's skill, judgement, ability and to industry standards in accordance with the conditions set out in Schedules "A" attached hereto and forming a part of this Agreement.

(3) The Contractor shall work collaboratively with IQ Biometrix to ensure that the Production meets or exceeds IQ Biometrix minimum standards of quality.

(4) The Contractor agrees that IQ Biometrix shall have, at all reasonable times, access to the work, or any component part hereof, that the Contractor is performing as a result of this Agreement.


3.       CONFIDENTIALITY

(1) The Contractor agrees and expressly undertakes to protect and hold in confidence all Information furnished to the Contractor by IQ Biometrix or by any individual in the course of carrying out this Agreement or which becomes accessible to the Contractor as a result of carrying out this Agreement.

(2) The Contractor acknowledges and undertakes that during the currency of this Agreement and after the Agreement has terminated or expired, the Contractor shall, for all third party Personal Information collected or used by, or accessible to, the Contractor, protect that Personal Information against such risks as unauthorized access, collection, use, disclosure and destruction of the Personal Information.

(3) The Contractor shall not disclose or use any Information without the prior approval of IQ Biometrix.


4.       SCHEDULE AND PAYMENT OF FEES

(1) The Contractor agrees to comply with the time lines contained in Schedule "B", and agrees to deliver the completed Production on or before August 30, 2002 (hereinafter called the "Completion Date").

(2) IQ Biometrix agrees to pay the Contractor two hundred and seventy-five thousand Canadian dollars (275 000 CDN $) to the Production. The payment schedule is ninety-two thousand Canadian dollars (92 000 CDN $) upon signature of the contract, ninety-two thousand Canadian dollars
                  (92 000 CDN $) upon delivery of the alpha version and ninety-one thousand Canadian dollars (91 000 CDN $) upon delivery of the Gold CD and all related source codes.

(3)      Authorization  for the  payments,  as further  described in Schedule
                  "B", are  contingent  upon and become payable upon:
(a)               the submission of the completed work to IQ Biometrix,
(b)               submission to and the approval of an invoice by IQ Biometrix.

(4) Except for the initial payment, the Contractor shall be paid within thirty (30) days of the date that amounts referred to in Schedule "B" become payable by IQ Biometrix, in accordance with subsection (3).

(5)      IQ Biometrix shall own the Production when it is fully paid for.

(6) The Contractor has the option to convert the last two payments, or a portion of, into royalty based revenue. This option is valid for the duration of the agreement. The royalty agreement shall be negotiated in good faith between both parties.


5.       CONTRACTUAL WARRANTIES

(1) The Contractor agrees that the terms and provisions of Schedule "A", the Contractor's proposal, constitute warranties by the Contractor to IQ Biometrix.


6.       COPYRIGHT

(1) All rights, including copyright, in any materials produced as a result of this Agreement, including all master copies, all electronic files and source code, shall remain the sole property of IQ Biometrix. The Contractor further covenants and agrees that it shall retain no rights, title or interest whatsoever in the Production.

(2) IQ Biometrix reserves the right to bundle, market, and distribute the Production, in any format and any media, whether now known or subsequently invented, and for any mode of delivery that currently exists or will exist in the future.

(3) IQ Biometrix acknowledges that the Contractor is the sole owner of the software required to run the Product.

(4) The Contractor hereby grants to IQ Biometrix a license in perpetuity to the run time of the proprietary software required to run the Product.

(5) The Contractor warrants that the Production will not contain any defamatory or unlawful material and will not infringe upon or otherwise violate any copyright, including moral rights, or similar rights which are lawfully held by another person, corporation or organization.

(6) The Contractor may enter the Product into media festivals with prior consent of IQ Biometrix or his designate.


7.       MARKETING AND DISTRIBUTION

(1) IQ Biometrix owns the licence to market and distribute the Product world-wide, in all formats, all media, and all languages.

(2) IQ Biometrix may sub-license its distribution rights in subsection (1) on any non-exclusive basis IQ Biometrix wishes, to any person, corporation or other entity for the purpose of commercial exploitation.





8.       BANKRUPTCY AND LIQUIDATION

(1) In the event of bankruptcy or liquidation of the Contractor for any cause anytime prior to the delivery of the Production to IQ Biometrix, IQ Biometrix may exercise either of the following options:
(a) IQ Biometrix may terminate this Agreement and recover from the Contractor any amounts advanced to the Contractor prior to the date of bankruptcy or liquidation as the case may be. In such case, ownership of the Production or any portion thereof shall remain with the Contractor; or

(b) IQ Biometrix may terminate this Agreement and the Contractor shall be deemed to be fully compensated by the amounts paid to the Contractor under this Agreement prior to the date of such bankruptcy or liquidation. The Contractor agrees that the sole and exclusive ownership of the Production including any and all copyright therein or any portion thereof, shall pass to IQ Biometrix as of the date of bankruptcy or liquidation and the Contractor agrees to deliver the production or any portion thereof to IQ Biometrix upon demand. Upon such an occurrence, the Contractor further covenants and agrees that it shall retain no right, title or interest whatsoever therein.


9.       TERMINATION AND REDUCTION OF WORK

(1)      This Agreement may be terminated without cause by IQ Biometrix or the
                  Contractor at any time upon providing the other party with fourteen (14) days notice in writing. Upon the termination of the Agreement, the Contractor shall immediately cease all work and prepare a report of all work completed to date together with an invoice for any services that may have been rendered to the date of termination but for which no invoice has yet been tendered. Any payment pursuant to this provision shall constitute the final settlement for any claim, costs, or damages that the Contractor may have as a result of receipt of the notice of termination of the Production.

(2)      IQ Biometrix may, at his discretion, notify the Contractor that the work to be performed by the Contractor in the Production will be reduced. IQ Biometrix and the Contractor shall meet to determine the sums that shall be paid for the reduced Production. In the event that a mutually agreed upon schedule of fees for the reduced Production cannot be agreed upon, then IQ Biometrix reserves the right to either reinstate the original Production, or to terminate this Agreement pursuant to subsection (1), as of the date that the notice to reduce the Production was given.


10.      AUTHORIZED REPRESENTATIVES AND ADDRESS FOR SERVICE

(1) IQ Biometrix designates Greg J. Micek, Chief Financial Officer, as IQ Biometrix representative in respect of this Agreement. IQ Biometrix may appoint a new representative upon giving written notice to the Contractor.

(2) The Contractor designates Serge Carrier, Vice-President Business Development, as the Contractor's representative in respect of any and all approvals required to be given under this Agreement. The Contractor may appoint a new representative upon giving written notice to IQ Biometrix.

(3) Notices, reports and any other communications required or permitted by this Agreement to be given and sent by one party to another shall be in writing and shall be delivered by hand, mailed by registered post, or by facsimile device as follows:

                  To IQ Biometrix at:         2555 Clovis Avenue Suite E
                                                       Clovis California 93612
                                                       Fax:  559-347-6689



                  To the Contractor at:                1200 Papineau Avenue
                                                       Suite 301
                                                       Montreal QC  H2K 4R5
                                                       Fax:  (514) 528-1770

(4) A notice sent by registered post in United States shall be deemed to have been received by the Addressee by 4:30 p.m. on the fourth business day following the mailing thereof. If a notice is delivered or sent by facsimile, it shall, if delivered after 4:30 p.m., be deemed received on the next business day. In this paragraph, "business day" means any day except Saturday, Sunday or Statutory Holiday.


11.      MISCELLANEOUS

(1) The Contractor acknowledges that the Contractor is an independent contractor and that nothing in this Agreementshall be construed so as to create a master and servant relationship between IQ Biometrix and the Contractor, the Contractor's agents, servants or employees.

(2) All information concerning either party to this Agreement which is obtained by one of the parties in the performance of this Agreement shall be treated as confidential and shall not be disclosed by either party without the prior written consent first obtained from the other party, which consent may be arbitrarily withheld.

(3) This Agreement may not be subcontracted or assigned by the Contractor, without the express written consent of IQ Biometrix, which consent shall not be unreasonably withheld.

(4) A waiver of any breach of a provision hereof shall not be binding upon a party unless the waiver is in writing and such waiver shall not constitute a waiver of any future breach of that provision or of this Agreement.

(5) All representations, warranties, and indemnifications, shall survive the termination of this Agreement.

(6) Schedules "A" and "B" attached to this Agreement are deemed to form part of this Agreement.

(7) The Contractor shall not be deemed to be in breach of this Agreement solely by reason of any event of "force majeure" and any date so affected shall be extended by IQ Biometrix for a reasonable period of time. Such events of force majeure shall include, but not be limited to, floods, earthquakes, civil disturbance, war, embargoes, acts of God, or any other cause wholly beyond the control of the Contractor.

(8) The Agreement constitutes the entire Agreement between IQ Biometrix and the Contractor with respect to the Production, and any changes and amendments or collateral agreements shall have legal effect only if made in writing and signed by all parties.

(9) This Agreement shall be binding upon and enure to the benefit of IQ Biometrix and the Contractor, and to their respective successors and permitted assigns.

(10) This Agreement shall be construed according to the laws of th e State of California.

(11) Each party warrants that it has the authority to enter into this agreement and that this agreement does not contravene any law or regulation or agreement binding or affecting either party.

(12)              Time is of the essence of this agreement.



  IN WITNESS WHEREOF the parties have executed this Agreement the day and year first written above.


                                            IQ BIOMETRIX



  ___________________________               ____________________________

  WITNESS                                  GREG J. MICEK
                                           CHIEF FINANCIAL OFFICER



                                           ENTERPRISES COGNISCIENCE INC.



  ___________________________              __________________________
  WITNESS                                  SERGE CARRIER
                                           VICE-PRESIDENT BUSINESS DEVELOPMENT

                                    FACES 4.0
                                DEVELOPMENT PLAN
                                  SCHEDULE "A"

                                    FACES 4.0
                                  SCHEDULE "B"
                         PRODUCTION AND PAYMENT SCHEDULE


Total fee payable to the Contractor for the completion of the Production is TWO HUNDRED AND SEVENTY-FIVE THOUSAND dollars ($275,000.00) as follows:

------------ ------------ ---------------------------------- -------------------
              Deliverables           Delivered on or before             Payment
------------------------ ---------------------------------- -------------------
------------ ----------------------------------------------- -------------------
(1)          Executed contract      June 1, 2002                    92 000 $ CDN
------------ ----------------------------------------------- -------------------
------------ ----------------------------------------------- -------------------
(2)          Prototype              July 15, 2002
------------ -------------------------------------------------- ----------------
------------ -------------------------------------------------- ----------------
(3)          Alpha version          July 30, 2002                   92 000 $ CDN
------------ ----------------------------------------------- -------------------
------------ ----------------------------------------------- -------------------
(4)          Beta version           August 15, 2002
------------ ----------------------------------------------- -------------------
------------ ----------------------------------------------- -------------------
(5)          Gold CD and all
             related source codes   August 30, 2002                 91 000 $ CDN
------------ ----------------------------------------------- -------------------

The schedule is contingent on the contract being executed on the first of June 2002 and the first payment being received on the first of June 2002. Any delay would postpone each of the deliverables for the same duration.

The schedule is also contingent on the work being done by IQ Biometrix team on the facial element images construction or processing. Any delay in supplying all the required facial element image files in the specified format would postpone deliverables (3), (4) and (5) for the same duration.

All payments are contingent upon:
         (1) the submission to and approval of the deliverables by IQ Biometrix, and
         (2)      the submission to and the approval of the invoice by IQ
                  Biometrix.





                                                            ---------------
                                                      IQ Biometrix's Initials

                                                            ---------------
                                                       Contractor's Initials